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                                                                  Execution Copy






                                2,500,000 Shares

                          UNIVERSAL DISPLAY CORPORATION


                             Shares of Common Stock
                                ($.01 par value)

                             underwriting agreement

                                                                  March 17, 2004


SG COWEN SECURITIES CORPORATION
NEEDHAM & COMPANY, INC.
HARRIS NESBITT CORP.
   As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. Introductory. UNIVERSAL DISPLAY CORPORATION, a Pennsylvania corporation (the "Company") proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,500,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. The aggregate of 2,500,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 375,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen Securities Corporation ("SG Cowen"), Needham & Company, Inc. and Harris Nesbitt Corp. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives." Certain terms used herein are defined in
Section 14 hereof.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARY. The Company and its subsidiary represent and warrant to, and agree with, the several Underwriters that:

         (a) The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-88950) under the Securities Act (the "First Registration Statement") in respect of $50,000,000 of Common Stock, preferred stock, warrants and depositary shares, including the Stock. The First Registration Statement has been declared by the Commission to be effective under the Securities Act. The Company has also prepared and filed with the Commission, in accordance with the provisions of the Securities Act, a registration statement on Form S-3 (File No. 333-112077) under the

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         Securities Act (the "Second Registration Statement") in respect of
         $50,000,000 of Common Stock, preferred stock, warrants and depositary shares, including the Stock. Amendments to the Second Registration Statement have been similarly prepared and filed with the Commission. The Second Registration Statement, as so amended, has been declared by the Commission to be effective under the Securities Act. Pursuant to Rule 429 under the Securities Act, the Second Registration Statement constitutes a post-effective amendment to the First Registration Statement and includes a combined prospectus relating to any offering of securities of the Company under both the First Registration Statement and the Second Registration Statement. The First Registration Statement, at the time it became effective and as supplemented or amended, or deemed to have been amended pursuant to Rule 429 under the Securities Act prior to the execution of this Agreement, and the Second Registration Statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, in each case including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein, are hereinafter referred to individually as a "Registration Statement" and collectively as the "Registration Statements." Except for documents incorporated by reference therein, the Preliminary Supplement (as defined below) and the Final Supplement (as defined below), no other document relating to the Second Registration Statement or document incorporated by reference therein has been filed with the Commission since effectiveness. No stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The term "Base Prospectus" as used in this Agreement means the information contained in the prospectus contained in the Second Registration Statement at the time such part of the Second Registration Statement became effective. The term "Preliminary Supplement" as used in this Agreement means the preliminary prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term "Final Supplement" as used in this Agreement means the final prospectus supplement to the Base Prospectus relating to the sale of the Stock, in the form filed pursuant to Rule 424(b) under the Securities Act. The Final Supplement together with the Base Prospectus, is hereinafter collectively referred to as the "Prospectus". Any reference herein to any Preliminary Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Supplement or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Supplement or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Supplement or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Supplement or Prospectus, as the case may be; and any reference to any amendment to any Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of such Registration Statement that is incorporated by reference in such Registration Statement. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Supplement has been issued by the Commission.

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         (b) Each Registration Statement conforms (and the Prospectus and any amendments or supplements to the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendments thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from any Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16).

         (c) The documents incorporated by reference in the Registration Statements and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents when they were filed with the Commission contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, at the time such documents are filed with Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The Company and its subsidiary have been duly organized and are validly existing as corporations or other legal entities in good standing (or the equivalent thereof, if any) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing (or the equivalent thereof, if any) as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a "Material Adverse Effect." Material Adverse Effect means an event or condition which would have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiary taken as a whole. The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: UDC, Inc.

         (e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and


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         delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights (except those that have been waived by the holder thereof) and will conform to the description thereof contained in the Prospectus.

         (f) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with Federal and state securities laws and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company (except those that have been waived by the holder thereof). There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those set forth in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (g) All the outstanding shares of capital stock of the subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Prospectus, are owned directly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (h) The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

         (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, except for such breach, violation or default which would not reasonably be likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or its subsidiary or any material violation of any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets.

         (j) There is no franchise, lease, contract, or agreement or other document of a character required by the Securities Act or the Rules and


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         Regulations to be described in the Prospectus, or to be filed as an exhibit to any Registration Statement, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statements are accurate and complete in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

         (k) All existing minute books of the Company and its subsidiary, including all existing records of all meetings and actions of the board of directors (including, Audit and Compensation Committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the "Corporate Records") have been made available to the Underwriters and counsel for the Underwriters. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company that are not properly approved and/or recorded in the Corporate Records.

         (l) No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or the Exchange Act, the rules of the Nasdaq National Market (the "Nasdaq"), the rules of the Philadelphia Stock Exchange, and by the Corporate Financing Department of the National Association of Securities Dealers, Inc. (the "NASD"), and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated herein and in the Prospectus.

         (m) Except as described in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of any Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right, and except as described in the Prospectus and pursuant to the terms of warrants to purchase Common Stock issued to SG Cowen in connection with its acting as placement agent in the Company's August 2003 registered direct offering, the Company is not required under the terms and conditions of any existing agreement to which the Company is a party or otherwise bound to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the date hereof. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule B hereto has delivered to the Representatives an enforceable written lock-up agreement in the form attached to this Agreement as Exhibit I.

         (n) The consolidated financial statements with the related notes and schedules thereto, included or incorporated by reference in the Registration Statements and Prospectus present fairly the financial


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         condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States of America, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information except for the absence of footnotes and normal year-end adjustments for unaudited consolidated financial statements. The consolidated financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included or incorporated by reference in the Prospectus.

         (o) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject which is required to be described in any Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or its subsidiary would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities and no such proceedings with a reasonable probability of assertion have been or threatened by others.

         (p) The Company and its subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiary taken as a whole, in each case, free and clear of all liens, encumbrances, claims and defects that would be likely to result in a Material Adverse Effect.

         (q) Neither the Company nor its subsidiary is (i) in violation of any provision of its charter or bylaws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiary or any of its properties, as applicable except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect or which are disclosed in the Prospectus.

         (r) Except as described in the Prospectus, the contracts described in the Company's periodic reports on Form 10-K and 10-Q, and its current reports on Form 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof (except as to such contracts that may have expired by their own terms), and neither the


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         Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

         (s) No labor problem or dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent, which would be likely to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.


         (t) Each of the Company and its subsidiary has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiary are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "prohibited transaction" (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) has occurred with respect to any employee benefit plan which would be likely to have a Material Adverse Effect. Neither the Company nor its subsidiary has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

         (u) The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiary and their businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the Prospectus.

         (v) Each of the Company and its subsidiary has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, notifications, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities in order for the Company and its subsidiary to conduct their businesses (collectively, "Permits"), except for such Permits which the failure to obtain would


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         not have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company and its subsidiary are valid and in full force and effect; there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiary has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

         (w) KPMG LLP, who have audited certain consolidated financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus or the Registration Statements or incorporated by reference therein, are and during the periods covered by their reports, were independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

         (x) The Company and its subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in the Prospectus.

         (y) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and is taking all reasonable actions required to ensure that it will be in compliance, in all material respects, with other applicable provisions of the Sarbanes-Oxley Act not currently in effect in accordance with the time periods for compliance as provided therein.

         (z) The Company and its subsidiary maintain a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Neither the Company nor its subsidiary nor any of their officers, directors or, to the Company's knowledge, any of their affiliates (as such term is defined in Rule 405 under the Securities Act) has taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, stabilization or manipulation of the price of any security of the Company.

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         (bb) Each of the Company and its subsidiary (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance in all material respects with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus. The Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (cc) To the extent appropriate in the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

         (dd) The Company and its subsidiary own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the "Intellectual Property") material to the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus, (a) there are no rights of third parties to any such Intellectual Property;
         (b) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending action, suit, proceeding or claim by others challenging the Company's and its subsidiary's rights in or to any such Intellectual Property, to the Company's knowledge, no such claims which, singularly or in the aggregate, if determined adversely to the Company or its subsidiary would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement, and which have a reasonable probability of assertion, have been threatened by others, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except, in the case of patents and trademarks, for such facts as have been disclosed to the appropriate patent or trademark offices; (d) there is no pending action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and, to the Company's knowledge, no such claims which, singularly or in the aggregate, if determined adversely to the Company or its subsidiary would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement, and which have a reasonable probability of

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         assertion, have been threatened by others; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company and/or its subsidiary infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding could be commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company which proceeding, if determined adversely to the Company or its subsidiary, would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and (g) the Company and its subsidiary have taken all steps reasonably determined by the Company to be necessary to perfect its ownership of the Intellectual Property.

         (ee) The Company has established and administers compliance practices applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (which, for the purposes of this Section 2(ee), shall not be deemed to include the guidelines of the Commission).

         (ff) Neither the Company nor its subsidiary has failed to file with the applicable regulatory authorities any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance in all material respects with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (which, for the purposes of this Section 2(ff), shall not be deemed to include the Commission) with respect to any such filings, declarations, listings, registrations, reports or submissions.

         (gg) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Prospectus and which is not so described.

         (hh) Neither the Company nor its subsidiary is or, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an "investment company" as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

         (ii) The Company meets the pre-1992 eligibility requirements for the use of a Registration Statement on Form S-3 in connection with the offering contemplated thereby and hereby (the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).

         (jj) Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

         (kk) Neither the Company nor its subsidiary has sustained, since the date of the latest audited consolidated financial statements included in the Prospectus, or the Registration Statements, or incorporated by reference therein, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated by the Prospectus.

         (ll) The Stock is duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq.

         (mm) Neither the Company nor its subsidiary nor, to the best of the Company's knowledge, any employee or agent of the Company or its subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (nn) Each of the Company, and to the Company's knowledge, its directors and officers has not distributed and will not distribute prior to the later of (i) the First Closing Date, or the final Option Closing Date, and (ii) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Supplement, the Registration Statements, the Prospectus and other materials, if any, permitted by the Securities Act.

         (oo) The Company has taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Stock for inclusion, it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is taking all reasonable actions required to ensure that it will be in compliance, in all material respects, with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect in accordance with the time periods for compliance as provided therein.

         (pp) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company and its subsidiary, as to the matters covered thereby, to each Underwriter.

3. PURCHASE, SALE AND DELIVERY OF OFFERED STOCK. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) set forth opposite the name of such Underwriter in Schedule A hereto.

         The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $11.28 per share (the "Purchase Price").

         The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full Business Day preceding the First Closing Date (as defined below)) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank designated by the Company, payable to the order of the Company. Time shall be of the essence for the obligations of all parties, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on March 23, 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and SG Cowen.

         The Company shall make the certificates for the Stock, if any, available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty four (24) hours prior to the First Closing Date.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered to and purchased by the Underwriters in accordance with this Agreement. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

         The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) Business Days nor later than five (5) Business Days after written notice is given (each Option Closing Date and the First Closing Date are herein called the "Closing Dates").

         The Company will deliver the Optional Stock to the Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full Business Day preceding each Option Closing Date) against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank designated by the Company payable to the order of the Company. Time shall be of the essence for the obligations of all parties, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Each Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

         The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY AND THE UNDERWRITERS. The Company and the several Underwriters agree that:

         (a) The Company will (i) prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second Business Day following the execution and delivery of this Agreement; (ii) make no further amendment or supplement prior to the Closing Date to any Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period of time; (iii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Representatives with copies thereof; (iv) use its best commercially practicable efforts to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (v) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, advise the Representatives, promptly after it receives notice thereof, (1) of any request by the Commission to amend any Registration Statement or to amend or supplement the Prospectus or for additional information relating thereto, (2) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference or any amendment or supplement thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, (3) of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, (4) of the institution or threatening of any proceeding for any such purpose, or (5) of any request by the Commission for the amending or supplementing of any Registration Statement or the Prospectus or for additional information relating thereto; and, (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Supplement or the Prospectus or suspending any such qualification, promptly to use its best commercially practicable efforts to obtain the withdrawal of such order.

         (b) If at any time prior to the expiration of nine months after the effective date of the Second Registration Statement when a prospectus relating to the Stock is required to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time when a prospectus relating to the Stock is required to be delivered, to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their reasonable request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of any Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

         (c) The Company will make available promptly upon request to each of the Representatives and to counsel for the Underwriters one signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         (d) The Company will deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements, each as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Supplement, (iii) the Prospectus (not later than 10:00 A.M., New York time, on the second Business Day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement) and
         (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto). Except as contemplated by Section 4(b), the Company will pay the expenses of printing or other production of all documents relating to the offering.

         (e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of a Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including at the option of the Company, Rule 158).

         (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities, or blue sky, laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock and will pay the fee, if any, of the NASD in connection with its review of the offering; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, submit to taxation in any such jurisdiction or file a general consent to service of process in any such jurisdiction.

         (g) During the period of two years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted; provided that such reports, communications or financial statements are not available to the Representatives on the website of the Commission.

         (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Final Supplement without the prior written consent of SG Cowen, other than the Company's sale of the Stock hereunder and the issuance of shares pursuant to qualified stock option plans and currently outstanding options, warrants or rights, provided, however, that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of such 90 day period, or (ii) prior to the expiration of such 90 day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90 day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will cause each of its executive officers and directors and those stockholders listed in Schedule B hereto to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Final Supplement, without the prior written consent of SG Cowen.

         (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

         (j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the consolidated financial statements appearing or incorporated by reference in the Registration Statements or the Prospectus.

         (k) Prior to the First Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or any rule or regulation of the Commission or Nasdaq.

         (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

         (m) Unless required by applicable law or any rule or regulation of the Commission or Nasdaq, the Company will not take any action prior to the First Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

         (n) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

         (o) Until such time as a prospectus relating to the Stock is no longer required to be delivered, the Company shall comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act, in effect from time to time.

         (p) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Stock.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, Preliminary Supplement and Prospectus and any amendments and exhibits thereto or any document incorporated by reference therein, the costs of printing, reproducing and distributing, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communication; (d) the fees and expenses (including related reasonable fees and actual out-of-pocket expenses of counsel for the Underwriters) incurred in connection with filings, if any, made with the NASD; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related reasonable fees and actual out-of-pocket expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company and its subsidiary contained herein, to the accuracy of the statements of the Company and its subsidiary made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiary in all material respects to the extent not otherwise qualified by materiality, and in all respects to the extent qualified by materiality, of their obligations hereunder, and to each of the following additional terms and conditions:


         (a) No stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in any Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).


         (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Morgan, Lewis & Bockius LLP shall have furnished to the Representatives, such counsel's written opinion, as counsel for the Company, addressed to the Underwriters and dated such Closing Date in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) the Company and its subsidiary are validly
                  existing as corporations in good standing or subsisting, as the case may be, under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in the respective jurisdictions listed on Schedule C hereto, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect;

                           (ii) the Company has the authorized capitalization as
                  set forth in the Prospectus, and the Stock when issued and delivered to and paid for by the Underwriters as contemplated by this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus;

                           (iii) to the knowledge of such counsel, all the
                  outstanding shares of capital stock of the subsidiary of the Company are, except to the extent set forth in the Prospectus, owned directly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party;

                           (iv) other than such rights as have been waived by
                  the holders thereof, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) the execution, delivery and performance of this
                  Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict in any material respect with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to any Registration Statement or to any of the documents incorporated by reference therein to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or its subsidiary or any statute, law, rule or regulation or, to the knowledge of such counsel, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets;

                           (vii) each Registration Statement was declared
                  effective under the Securities Act as of the date and time specified in such opinion, the Final Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of any Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                           (viii) except for the registration of the Stock under
                  the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby;

                           (ix) to such counsel's knowledge no person or entity
                  has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of any Registration Statement, the completion of the offering or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right;

                           (x) the statements in the Prospectus (other than the
                  financial statements and related schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) under the headings "Our Company," "Risk Factors," "Securities Offered by this Prospectus" and "Plan of Distribution, Description of Preferred Stock and Description of Warranties,"
                  Item 15 of Part II of each of the Registration Statements, and in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under Item 1, "Business," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly present the matters described therein in all material respects;

                           (xi) to such counsel's knowledge and other than as
                  set forth in the Prospectus or as otherwise disclosed to the Representatives, there are no legal or governmental proceedings pending to which the Company or its subsidiary is a party or of which any property or asset of the Company or its subsidiary is the subject which, singularly or in the aggregate, if determined adversely to the Company or its subsidiary, would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (xii) The descriptions of the following contracts of
                  the Company (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) contained in the Prospectus or the Registration Statements or in the documents incorporated by reference therein are accurate in all material respects and fairly present the information shown: (i) the 1997 Sponsored Research Agreement between the Company and Princeton University, as amended, (ii) the 1997 Amended License Agreement between the Company, Princeton University and the University of Southern California, as amended, (iii) the License Agreement between the Company and Motorola, Inc., dated as of September 29, 2000, (iv) the Development and License Agreement, dated as of October 1, 2000, by and between PPG Industries, Inc. and the Company, as amended, and the related Supply Agreement between PPG Industries, Inc. and the Company, also dated October 1, 2000 (v) the Development and License Agreement, dated as of July 19, 2000, between Aixtron AG and the Company, (vi) the Securities Purchase Agreement, dated as of August 22, 2001, among the Company, Pine Ridge Financial Inc. and Strong River Investments, Inc., as amended and (vii) the Voting Agreement, dated as of August 22, 2002, among the Company, Pine Ridge Financial Inc. and Strong River Investments, Inc., as amended.

                           (xiii) each of the Registration Statements, as of its
                  effective date, the Base Prospectus, as of its date and the Final Supplement, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the First Closing Date (other than the financial statements and related schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the First Closing Date (other than the financial statements and related schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

                           (xiv) neither the Company nor its subsidiary is, or
                  after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements and the Prospectus, (y) such counsel participated in conferences with officers and other representatives of the Company and the auditors of the Company in connection with the preparation of the Registration Statements and the Prospectus, and conferences with the Representatives and their counsel, and the auditors, officers and other representatives of the Company, in connection with the preparation of the Prospectus and (z) although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statements or the Prospectus (and such counsel may rely as to materiality to a large extent upon discussions with and representations and opinions of the officers and other representatives of the Company) no facts have come to the attention of such counsel to cause such counsel to believe that the Registration Statements, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as of the date of the Final Supplement and the date of such written statement, contained or contain any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and related schedules, or other financial or statistical data derived therefrom contained or incorporated by reference in the Registration Statements or the Prospectus.

         (e) The Representatives shall have received from Kenyon & Kenyon, patent counsel for the Company such counsel's written opinion, addressed to the Underwriters and dated as of the First Closing Date, in form and substance attached hereto as Schedule E.

         (f) The Representatives shall have received from Brown Raysman Millstein Felder & Steiner LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date and addressed to the Representatives, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

         (g) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, executed by (1) its Chairman of the Board, its President or an Executive Vice President and (2) its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, each Registration Statement as of its effective date and the Prospectus, as of the date of the Final Supplement, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances in which such statements were made) not misleading, (ii) since the effective date of the First Registration Statement no event has occurred which should have been set forth in a supplement or amendment to a Registration Statement or the Prospectus which has not been so set forth or incorporated by reference in a Registration Statement, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company and its subsidiary in this Agreement are true and correct and the Company and its subsidiary have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiary, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiary taken as a whole, except as set forth in the Prospectus.

         (h) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters and dated such date, in form and substance reasonably satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the consolidated financial statements and certain financial information contained or incorporated by reference in the Prospectus.

         (i) On the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from KPMG LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(h).

         (j) (i) Neither the Company nor its subsidiary shall have sustained since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus, and
         (ii) since such date there shall not have been any change in the capital stock (except any changes relating to the granting or exercise of stock options or equity awards pursuant to the Company's 1995 Stock Option Plan as amended) or long-term debt of the Company or its subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiary, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

         (k) The Stock shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representatives.

         (l) The Company shall have furnished to the Representatives a letter substantially in the form of Exhibit I hereto from each executive officer and director of the Company and each stockholder listed on Schedule B hereto.

         (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq, the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
         (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States,
         (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, or the subject of an act of terrorism, or there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

         (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or be likely to result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or be likely to result in a Material Adverse Effect.

         (o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates of public officials and documents as the Representatives may reasonably request.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Supplement, any Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Supplement, any Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Supplement, any Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
         (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Supplement, any Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but with respect to each of clause (i) and clause (ii) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action in a reasonably prompt manner and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and actual out-of-pocket expenses of counsel to which the indemnified party is entitled to be reimbursed pursuant to Section 7(c) above, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement,
         (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement for fees and expenses of counsel prior to the date of such settlement.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
         Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, as the case may be, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Supplement, any Registration Statement or the Prospectus consists solely of the Underwriter's Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
         Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
         Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The Underwriters' obligations to contribute as provided in Sections 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j) or 6(m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, then the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock and, upon demand, the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters and the subsequent failure to make arrangements for the purchase of the shares as to which such default has occurred, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses described in this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full Business Days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the

Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid pursuant to Section 5 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and its subsidiary contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, its subsidiary and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Veronica Iuliano, Esq. (Fax: 212-278-7995), with a copy to: Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

         (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Universal Display Corporation, 375 Phillips Boulevard., Ewing, New Jersey 08618, Attention: Scott Bovino (Fax:
         609-671-0995), with a copy to: Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention: Richard A. Silfen, Esq. (Fax: 215-963-5001).

14. DEFINITIONS OF CERTAIN TERMS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the New York Stock Exchange, Inc. is not open for trading.

                  "Interference Proceeding" shall have the meaning set forth in 35 U.S.C.ss.135.

                  "Rule 424" and "Rule 430A" refer to such rules under the Securities Act.

                  "To the Company's knowledge" shall mean that which the officers listed on Schedule D attached hereto or directors of the Company know or should have known using the exercise of reasonable due diligence in the course of performing their duties on behalf of the Company.

         For purposes of Section 2(d) of this Agreement, the term "prospects" shall mean the prospects of the Company described in the Registration Statements or the Prospectus.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and
(ii) the statements concerning the Underwriters contained in the third, ninth, tenth and eleventh paragraphs (relating to stabilization) under the heading "Underwriting".

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters .

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing is in accordance with your understanding of the agreement between and among the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,


                                  UNIVERSAL DISPLAY CORPORATION

                                  By: /s/ Sidney D. Rosenblatt
                                     ------------------------------------------
                                       Name:  Sidney D. Rosenblatt
                                       Title: Executive Vice President,
                                              Chief Financial Officer,
                                              Secretary and Treasurer



Accepted as of
the date first above written:

SG COWEN SECURITIES CORPORATION
NEEDHAM & COMPANY, INC.
HARRIS NESBITT CORP.
     Acting on their own behalf
     and as Representatives of
     several Underwriters
     referred to in the
     foregoing Agreement.

By: SG COWEN SECURITIES CORPORATION


     /s/ Graham A. Powis
By:  ----------------------------------
     Name:  Graham A. Powis
     Title: Managing Director

                                   SCHEDULE A

                                               Number               Number of
                                              of Firm                Optional
                                               Shares                 Shares
                                               to be                  to be
                                             Purchased              Purchased

SG Cowen Securities Corporation              1,500,000               225,000
                                             ---------               -------

Needham & Company, Inc.                       875,000                131,250
                                             ---------               -------

Harris Nesbitt Corp.                          125,000                 18,750
                                             ---------               -------

Total                                        2,500,000               375,000
                                             =========               =======

                                   SCHEDULE B

                   Shareholders Subject to Lock-up Agreements


Lori Rubenstein (1)
Scott Seligsohn (1)
Clifford D. Schlesinger (2)
PPG Industries, Inc.


--------------

(1) In their individual capacities and in their capacities as trustees of certain trusts

(2)    Solely in his capacity as trustee of certain trusts

                                   SCHEDULE C

                                  Jurisdictions

Universal Display Corporation
-----------------------------

Domicile:  Pennsylvania

Foreign Qualification:  New Jersey



UDC, Inc.
---------

Domicile:  New Jersey

Foreign Qualification:  Idaho, Pennsylvania

                                   SCHEDULE D

                                    Officers


Name                          Title
----                          -----
Sherwin I. Seligsohn          Chairman of the Board and Chief Executive Officer
Steven V. Abramson            President and Chief Operating Officer
Sidney D. Rosenblatt          Executive Vice President, Chief Financial
                              Officer, Secretary and Treasurer
Julie J. Brown                Vice President and Chief Technical Officer
Scott C. Bovino               Vice President and General Counsel
Ronald J. Campbell            Vice President, Intellectual Property
Michael Hack                  Vice President, Strategic Product Development
Janice K. Mahon               Vice President, Technology Commercialization

                                   SCHEDULE E


                               Form of IP Opinion

                                    EXHIBIT I

                                Lock-Up Agreement

                                                              ____________, 2004
SG Cowen Securities Corporation
Needham & Company, Inc.
Harris Nesbitt Corp.
   As Representatives of the
   several Underwriters
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, New York  10020

         Re:   Universal Display Corporation - Public Offering of Common Stock

Dear Sirs:

         In order to induce SG Cowen Securities Corporation ("SG Cowen"), Needham & Company, Inc. and Harris Nesbitt Corp. (together with SG Cowen, the "Represenatatives") to enter in to a certain underwriting agreement (the "Underwriting Agreement") with Universal Display Corporation, a Pennsylvania corporation (the "Company"), with respect to the public offering of shares (the "Offering") of the Company's Common Stock, par value $.01 per share ("Common Stock"), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus (the "Final Prospectus") filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable for Common Stock,
(ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift, provided the recipient thereof agrees in writing to be bound by the terms thereof or (ii) as a distribution to partners, retired partners or the estates of such partners or retired partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms hereof.

         If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned from and after the date hereof shall be bound by the terms of this Agreement.

         In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

SIGNATURE BLOCK FOR A NATURAL PERSON
------------------------------------


------------------------------------------

Name:
     -------------------------------------
                Please Print


Date:
     -------------------



SIGNATURE BLOCK FOR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY
---------------------------------------------------------------------


Name of corporation, partnership, trust or other entity, including type of entity and jurisdiction of organization:

-------------------------------------------

-------------------------------------------
                Please Print



By:
   ----------------------------------------

Name:
     --------------------------------------
                 Please Print
Title:
      -------------------------------------
                 Please Print

Date:
     -------------------






                      [Signature Page to Lock-Up Agreement]